Exhibit 99

                                                             News Release

MEADWESTVACO CORPORATION

One High Ridge Park

Stamford Connecticut 06905

Media contact:	Investor Relations contacts: contacts:
Robert G. Crockett	Mark F. Pomerleau	Kathleen Weiss
tel 203 461 7583	tel 203 461 7616	tel 203 461 7543

FOR IMMEDIATE RELEASE

MeadWestvaco to Close Newark, Delaware, Converting Plant

STAMFORD, CONN., February 20, 2003 - MeadWestvaco Corporation (NYSE: MWV) announced today that it will close its general consumer packaging operations in Newark, Delaware. The facility converts paper and paperboard into printed packages and is part of MeadWestvaco's packaging segment. The company expects to close the facility by late April 2003.

"Our Newark employees have been dedicated to this operation, and the decision to close this facility was a difficult one," said Rita V. Foley, president of the company's Consumer Packaging Group. "Closing Newark is a result of the continuing evolution of our marketplace, and reflects a decision to focus on higher-margin business in our targeted markets."

This action will result in MeadWestvaco incurring a pretax charge of approximately $6 million. This charge is associated with employee restructuring benefits, asset write-downs and other closure-related expenses.

Approximately 80 people are employed at Newark. Newark was opened as part of the former Westvaco Corporation in 1962, operating within its Consumer Packaging Division. Westvaco and The Mead Corporation merged in 2002 to form MeadWestvaco Corporation.

MeadWestvaco's Consumer Packaging Group is a leading global supplier of packaging to the media and entertainment, pharmaceutical and healthcare, and cosmetics and personal care markets.

MeadWestvaco Corporation, headquartered in Stamford, Conn., is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries and, in nearly 100 nations, serves customers that are leaders in the automotive, beverage, consumer products, healthcare, media and entertainment, and publishing markets. Its highly recognized consumer and office brands include AT-A-GLANCE®, Cambridge®, Columbian®, Five Star® and Mead®. MeadWestvaco manages strategically located forestlands according to stringent environmental standards and in conformity with the Sustainable Forestry Initiative (SFI). For more information, visit www.meadwestvaco.com.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials pricing, energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation; currency movements and other risk factors discussed in the company's Form 10-K for the transition period ended December 31, 2001 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.

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